UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102
Burlingame, California 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 8.01 Other Events.

On May 29, 2020, Corvus Pharmaceuticals, Inc. (“Corvus” or the “Company”) announced updated clinical data from its Phase 1b/2 clinical trial of ciforadenant, its adenosine A2A receptor antagonist, in patients with advanced refractory renal cell carcinoma (RCC). The updated results support and refine the utility of the Adenosine Gene Signature (AdenoSig), which was discovered by Corvus, as a predictive biomarker to identify RCC patients most likely to respond to treatment with ciforadenant. The discovery of the AdenoSig was described in a research article published in Cancer Discovery in January 2020. In the publication, for 30 patients with available tumor biopsies, AdenoSig positive patients had a 17% objective response rate (ORR) by RECIST criteria compared to 0% in AdenoSig negative patients. In the new data, which covers over 50 patients, the ORR remained 17% for the Adenosine Gene Signature and improved to 27% with the refined version of the test, which is based the measurement of CD68 positive myeloid cells, the downstream target of adenosine.

The updated data covers 51 RCC patients that were treated with ciforadenant monotherapy or in combination with Genentech’s Tecentriq® (atezolizumab), an anti-PD-L1 antibody, and whose tumors were biopsied to test with the AdenoSig. The data were made available in an on-demand, electronic poster format for registered participants of the ASCO20 Virtual Scientific Program on May 29, 2020. The key updates from the presentation included:

•	31 patients (30 evaluable) were positive for the AdenoSig and 20 patients were negative. Patients had a median of three prior therapies, including 86% that failed a prior anti PD-(L)1 therapy.
•	In the AdenoSig positive group, there were five partial responses (PR, RECIST) for an ORR of 17% and six additional patients that had tumor regression not meeting the criteria for a PR.
•	In the AdenoSig negative group, there were no PRs and no patients with tumor regression.
•	In the AdenoSig positive group, the progression free survival (PFS) curve plateaued at 23% at 40 weeks, compared to declining to 0% in the AdenoSig negative group.

In addition, the enrollment of new patients in the study was intended to support the study and refinement of the AdenoSig. As part of this work, Corvus investigators demonstrated that CD68 positive (CD68+) myeloid cells, which are known to be myeloid derived suppressor cells, are the downstream target of adenosine present in the tumor microenvironment. Immunohistochemistry (IHC) testing showed that an increase of CD68+ myeloid cells in a tumor further enriched the AdenoSig identification of responders to treatment with ciforadenant. This work indicates that the single CD68+ IHC test could potentially be utilized to enrich patient selection for responding patients and as a substitute for the AdenoSig biomarker previously utilized by Corvus. The key data related to CD68 presented in the poster include:

•	CD68 analysis was available for 53 patients, including 15 CD68 positive (CD68+) and 38 CD68 negative (CD68-) patients.
•	All but one patient in the study with a PR were in the CD68+ group.
•	The ORR in the CD68+ group was 26.7% (4 of 15), compared to an ORR of 2.6% (1 of 38) in the CD68- group.
•	Treatment with ciforadenant was associated with a reduction of infiltrating CD68+ cells in pre-treatment compared to on-treatment tumor biopsies (paired to individual patients), supporting the biologic effects of ciforadenant and the potential predictive utility of CD68 to identify RCC patients most likely to respond to treatment with ciforadenant.

Forward-Looking Statements

To the extent that statements contained herein are not descriptions of historical facts regarding Corvus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the potential safety and efficacy of ciforadenant (CPI-444), the Company’s ability to identify and utilize the adenosine gene signature or the CD68+ gene for purposes of its clinical trials, including the Company’s Phase 1b/2 clinical trial of ciforadenant. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Corvus’ reports filed with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 30, 2020, as well as other documents that may be filed by the Company from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: May 29, 2020	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer